EXHIBIT 10.15

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is made and entered into on February 2, 2011 (the “Effective Date”), by and between Mirador Consulting, Inc., a Florida corporation with its principal offices in Boca Raton, Florida (“Mirador”) and WordLogic Corporation, a Nevada corporation with its principal offices in Vancouver, British Columbia, Canada (“WLGC”).

RECITALS:

WHEREAS, Mirador and WLGC are parties to that certain Consulting Agreement entered as of July 8, 2010 (the “Consulting Agreement”);

WHEREAS, pursuant to the Consulting Agreement, Mirador was to provide certain services to WLGC in exchange for certain consideration, including shares of restricted common stock of WLGC;

WHEREAS, under the Consulting Agreement, Mirador purchased, and WLGC issued to Mirador, Certificate No. 4093, for five hundred thousand (500,000) shares of WLGC’s restricted common stock (the “Certificate”) in partial payment for services to be performed by Mirador under the Consulting Agreement, which Certificate is currently in the possession of Signature Transfer Agent (the “Transfer Agent”) pending further instructions from the parties;

WHEREAS, the parties have advised each other of certain claims and disputes they have, respectively, under the Consulting Agreement; and

WHEREAS, the parties desire to fully and finally resolve their disputes with respect to the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Recitals.  The recitals are true and correct as of the date hereof and are hereby incorporated by reference herein.

2.

Settlement Terms.  WLGC will cause the Transfer Agent to immediately deliver to the account of Mirador two-hundred fifty thousand (250,000) of the shares of common stock represented by the Certificate, with any restrictive legend removed and otherwise immediately available for sale into the public markets, in satisfaction of all of Mirador’s claims under the Consulting Agreement.

In connection with the issuance of the Shares, the parties further represent and warrant as follows:

a.

Mirador represents and warrants that it is not an affiliate or control person of WLGC, and that it does not own any shares of WLGC other than those to which it is entitled under this Agreement;

b.

WLGC agrees to cause the shares to be issued to Mirador within one (1) business day from the Effective Date.

3.

Releases.

a.

By Mirador in Favor of WLGC:  Except for WLGC’s obligations under this agreement and subject to subparagraph c, below, Mirador hereby fully and completely releases and forever discharges WLGC and each of its directors, officers, shareholders, employees, attorneys, predecessors, successors and assigns, as applicable, of and from all claims, debts, costs, expenses, damages and any other obligations (including legal fees and expenses), whether currently known or unknown to the parties, and whether direct or consequential, fixed or contingent, that Mirador ever had, now has or hereafter may have against WLGC by reason of any matter, cause or thing whatsoever, including but not limited to any claims arising under the Consulting Agreement, occurring from the beginning of time to the Effective Date.

b.

By WLGC in Favor of Mirador:  Except for Mirador’s obligations under this agreement and subject to subparagraph c, below, WLGC hereby fully and completely releases and forever discharges Mirador and each of its directors, officers, shareholders, employees, attorneys, predecessors, successors and assigns, as applicable, of and from all claims, debts, costs, expenses, damages and any other obligations (including legal fees and expenses), whether currently known or unknown to the parties, and whether direct or consequential, fixed or contingent, that WLGC ever had, now has or hereafter may have against Mirador by reason of any matter, cause or thing whatsoever, including but not limited to any claims arising under the Consulting Agreement, occurring from the beginning of time to the Effective Date.

c.

It is hereby understood and agreed that the releases provided for herein are not intended to, and do not, contemplate a release of any claim that either party may have against the other for indemnification and/or contribution which is based upon the indemnification provisions contained on page 5 of the Consulting Agreement, which provisions expressly survive the releases provided for herein.

4.

Attorneys’ Fees and Costs.  Each party will bear its own expenses, including any costs or attorneys’ fees incurred in connection with the dispute, the controversy giving rise to it, and the negotiation and execution of this Agreement.  If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and the expiration of all appeals immediately pay upon demand all reasonable attorneys’ fees and expenses of the prevailing party.

5.

Warranty.  Each party warrants (a) that the person executing this Agreement on its behalf has the authority to do so; and (b) that the matters being released pursuant to this Agreement have not been assigned or otherwise transferred to any other person or entity.

6.

No Admissions.  Except as provided in Section 2 hereof, this Agreement is entered into for settlement and compromise of disputed claims and shall never be treated as an admission by any party of any liability whatsoever or as an admission by any party of any violation of the rights of any other party or person, or the violation of any law, statute, regulation, duty or contract whatsoever.  By entering into this Agreement, the parties do so solely to avoid the inconvenience, expense and uncertainty of litigation and expressly disclaim any liability to any other party or person.

7.

Entire Agreement; Amendment.  This agreement constitutes the entire agreement among the parties hereto regarding the subject matter hereof, and supersedes all prior agreements, understandings and arrangements, expressed or implied, both oral and written, among the parties hereto with respect to the subject matters hereof.  This agreement may only be amended or modified by a written amendment signed by all of the parties hereto.

8.

Governing Law; Venue and Jurisdiction.  This agreement shall be construed, governed and enforced in accordance with the laws of the State of Florida without regard to its principles of conflicts of laws.  Any action arising out of this agreement, its enforcement or interpretation shall be brought exclusively in a court of competent jurisdiction in Palm Beach County, Florida, and the parties hereby submit to the personal jurisdiction of and the exclusive laying of venue in such courts.

9.

Notices.  All notices to be given under or in connection with this agreement (each, a “Notice”) will be in writing.  Any Notice shall be deemed duly given if personally delivered, sent by fax with confirmed receipt or sent by nationally recognized overnight courier, and addressed to the intended recipient as set forth below:

If to Mirador:

Richard Miller

Mirador Consulting, Inc.

5499 N. Federal Highway, Suite D

Boca Raton, FL 33487

If to WLGC:

Frank Evanshen

650 West Georgia Street, Suite 2400

Vancouver, British Columbia, Canada V6B 4N7

Any Notice shall be deemed given upon personal delivery, the date of confirmed fax transmission or the date of delivery by overnight courier (as confirmed by such courier).  Any party may change the address to which Notices are to be delivered by giving the other parties notice in the manner herein set forth.

10.

Successors; Permitted Assigns.  This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.

No Waiver.  No waivers of any of the terms and conditions hereof extended by any party hereto to any other party shall be construed as a waiver of any breach on the part of such other party, nor shall any waiver by any party hereto of any of the terms and conditions hereof be construed as a general or continuing waiver by such party.

12.

Headings.  The headings of this agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this agreement or the intent of any provision hereof.

13.

Counterparts; Interpretation.  This agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

MIRADOR CONSULTING, INC.

By: /s/ Brian S. John

Name: Brian S. John

Title: President

WORDLOGIC CORPORATION

By: /s/ Frank Evanshen

Name: Frank Evanshen

Title: President

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